UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 21, 2016

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On April 21, 2016, American Tower Corporation (the “Company”), through its wholly owned subsidiary ATC Asia Pacific Pte., Ltd., completed its previously announced acquisition (the “Acquisition”) of a 51% controlling ownership interest in Viom Networks Limited (“Viom”). Viom owns and operates over 42,000 communications sites in India.

Total consideration for the Acquisition consisted of a cash payment of approximately 76 billion Indian Rupees (“INR”) as well as the assumption of approximately 51 billion INR in existing INR-denominated debt. The Company used borrowings under one of its existing revolving credit facilities, as well as cash on hand, to satisfy the cash portion of the purchase price.

The foregoing description of the Acquisition does not purport to be a complete description of the terms and provisions of the agreements governing the transaction and is qualified in its entirety by reference to the Share Purchase Agreement governing the transaction and the Shareholder Agreement, each dated October 21, 2015, copies of which were filed as Exhibits 10.52 and 10.53 to the Company’s Form 10-K for the year ended December 31, 2015. A copy of the press release announcing the closing of the Acquisition is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	April 21, 2016	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 21, 2016.